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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-33054, 333-33056, 333-40434, 333-52332, 333-52334, 333-52346, 333-60670, 333-98219, 333-105961, 333-127260, 333-150810, 333-154242, 333-168462, and 333-183106) of Edwards Lifesciences Corporation of our report dated February 20, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K..

/s/ PricewaterhouseCoopers LLP
Irvine, California
February 20, 2015

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM